UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 6, 2007, Macrovision Corporation (the “Company”) entered into an amended executive severance and arbitration agreement with its Chief Executive Officer, Alfred Amoroso.

Pursuant to Mr. Amoroso’s executive severance and arbitration agreement dated July 5, 2005, in the event that a change of control of the Company occurs and, within the period beginning four months before the date of the change in control and ending 12 months thereafter, Mr. Amoroso’s employment either is terminated by the Company without cause or Mr. Amoroso voluntarily terminates his employment with the Company with good reason, all unvested options of Mr. Amoroso will immediately vest and become exercisable. In the event that Mr. Amoroso’s employment is terminated by the Company or Mr. Amoroso voluntarily terminates his employment with good reason, but not within the period specified above, the vesting of stock options held by Mr. Amoroso shall accelerate such that the number of stock options that would have vested and become exercisable within 12 months following the termination date shall become vested and exercisable as of the termination date. The amended agreement, among other things, provides that the above acceleration clauses shall apply to both unvested stock options and unvested restricted stock granted to Mr. Amoroso.

The foregoing description of the amended executive severance and arbitration agreement is a summary and is qualified in its entirety by reference to the copy of the amended agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.02	Results of Operations and Financial Condition

On August 7, 2007, the Company issued a press release reporting its financial results for the second quarter ended June 30, 2007 and providing estimates for the third quarter of 2007 and fiscal year 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Macrovision provides non-GAAP net income and non-GAAP earnings per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Macrovision’s management believes that this presentation of non-GAAP earnings and non-GAAP earnings per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of Macrovision and for budget planning purposes.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 6, 2007, Macrovision Corporation entered into an amended executive severance and arbitration agreement with its Chief Executive Officer, Alfred Amoroso. The material terms and conditions of the amended agreement are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(e).

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.1	Executive Severance and Arbitration Agreement with Alfred J. Amoroso dated August 6, 2007

99.1	Press release dated August 7, 2007, reporting financial results for the period ended June 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: August 7, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel